LivePerson Announces Second Quarter 2024 Financial Results

-- Total Revenue of $79.9M, at the high-end of our guidance range --

-- Adjusted EBITDA above the high-end of our guidance range --

NEW YORK, July 31, 2024 -- LivePerson, Inc. (NASDAQ: LPSN) (“LivePerson”, the “Company”, “we” or “us”), the enterprise leader in digital customer conversations, today announced financial results for the second quarter ended June 30, 2024.

Second Quarter Highlights

Total revenue was $79.9 million for the second quarter of 2024, a decrease of 18.1% as compared to the same period last year driven by customer cancellations and downsells.

LivePerson signed 37 deals in total for the second quarter, consisting of 28 existing and 9 new customers, including 1 seven-figure deal. Trailing-twelve-months average revenue per enterprise and mid-market customer (ARPC) increased 9.6% for the second quarter to $630,000, up from approximately $575,000 for the comparable prior-year period. ARPC is calculated using only B2B Core recurring revenue, which is consistent with the revenue base for calculating Net Revenue Retention.

“In the second quarter we continued to deliver on our guidance and advance across all key focus areas. We meaningfully improved our capital structure with our debt transaction and bolstered our go-to-market motion by adding an accomplished Chief Revenue Officer while instituting new pricing and packaging. In addition, we took significant steps towards launching our omnichannel partnership and solutions with partners while continuing to innovate on our product with new capabilities and integrations showcased at our Spark event,” said CEO John Sabino. “With a best-in-class product and strong commercial leadership now in place to deliver the digital capabilities enterprises need, we are continuing to execute on our strategy as demonstrated over the past two quarters.”

“We have the right strategy and leadership team to execute it,” said CFO and COO John Collins. “We delivered sequential improvement in deal values and other key operating metrics in the second quarter and we expect continued execution of our strategy to unlock further progress in the third quarter.”

Customer Expansion

During the second quarter, the Company signed 37 total deals for the quarter, including 1 seven-figure deal, 28 expansion & renewals and 9 new logo deals. New logo deals included:
•A large New Zealand-based telecommunications company; and
•A large U.S. mortgage company.

The Company also expanded/renewed business with:
•A global financial services company; and
•A global audio streaming company.

Net Income and Adjusted Operating Income

Net income for the second quarter of 2024 was $41.8 million or $0.47 per share, as compared to a net income of $10.8 million or $0.14 per share for the second quarter of 2023. Adjusted operating income, a non-GAAP financial measure, for the second quarter of 2024 was $0.5 million, as compared to $0.4 million adjusted operating income for the second quarter of 2023. Adjusted operating income excludes amortization of purchased intangibles and finance leases, stock-based compensation expense, other litigation, consulting and other employee costs, restructuring costs, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, loss (gain) on divestiture, contingent earn-out adjustments, acquisition and divestiture costs, interest expense (income) net, gain on debt extinguishment, and other income, net.

A reconciliation of non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading “Non-GAAP Financial Measures.”

Adjusted EBITDA

Adjusted EBITDA, a non-GAAP financial measure, for the second quarter of 2024 was $8.2 million as compared to adjusted EBITDA of $10.2 million for the second quarter of 2023. Adjusted EBITDA excludes amortization of purchased intangibles and finance leases, stock-based compensation expense, depreciation, other litigation, consulting and other employee costs, restructuring costs, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, loss (gain) on divestiture, contingent earn-out adjustments, provision for (benefit from) income taxes, acquisition and divestiture costs, interest expense (income), net, gain on debt extinguishment, and other income, net.

A reconciliation of non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading “Non-GAAP Financial Measures.”

Cash and Cash Equivalents

The Company’s cash balance was $146.0 million at June 30, 2024, as compared to $210.8 million as of December 31, 2023.

Financial Expectations

The following forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially from these forward-looking measures. The Company does not present a quantitative reconciliation of the forward-looking non-GAAP financial measures, adjusted EBITDA and adjusted EBITDA margin to the most directly comparable GAAP financial measures (or otherwise present such forward-looking GAAP measures) because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized. In particular, these non-GAAP financial measures exclude certain items, including amortization of purchased intangibles and finance leases, stock-based compensation expense, depreciation, other litigation, consulting and other employee costs, restructuring costs, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, loss (gain) on divestiture, contingent earn-out adjustments, provision for (benefit from) income taxes, acquisition and divestiture costs, interest expense (income), net, gain on debt extinguishment, and other income, net, which depend on future events that the Company is unable to predict. Depending on the size of these items, they could have a significant impact on the Company’s GAAP financial results.

For the third quarter of 2024, we expect total revenue to range from $69M - $73M or (32)% to (28)% year over year. We expect B2B Core recurring revenue to represent 92% of total revenue. For the third quarter of 2024, we expect adjusted EBITDA to range from $0M to $5M, or a margin of 0.0% to 6.8%.

For the full year 2024, we continue to expect total revenue to range from $300M - $315M or (24)% to (20)% year over year (excluding $7.2M of Kasamba revenue generated in Q1 2023). In addition, we expect B2B Core recurring revenue to represent 92% of total revenue. For the full year 2024, we expect adjusted EBITDA to range from $15M to $26M, or a margin of 5.0% to 8.3%.

For the tables below, year-over-year growth rates are on a like-for-like basis (excluding Kasamba contribution from 2023).

Third Quarter 2024

Guidance
Revenue (in millions)	$69 - $73
Revenue growth (year-over-year)	(32)% - (28)%
Adjusted EBITDA (in millions)	$0 - $5
Adjusted EBITDA margin (%)	0.0% - 6.8%

Full Year 2024

Guidance
Revenue (in millions)	$300 - $315
Revenue growth (year-over-year)	(24)% - (20)%
Adjusted EBITDA (in millions)	$15 - $26
Adjusted EBITDA margin (%)	5.0% - 8.3%

Disaggregated Revenue
Included in the accompanying financial results are revenues disaggregated by revenue source, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(In thousands)
Revenue:
Hosted services (1)	$67,316	$81,286	$138,811	$168,624
Professional services	12,559	16,236	26,213	36,559
Total revenue	$79,875	$97,522	$165,024	$205,183

(1)On March 20, 2023, the Company completed the sale of Kasamba and therefore ceased recognizing revenue related to Kasamba effective on the transaction close date. Further, this sale eliminated the entire Consumer segment, as a result of which revenue is presented within a single consolidated segment. Hosted services includes $7.2 million of revenue related to Kasamba for the six months ended June 30, 2023.

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(In thousands)
Cost of revenue	$288	$(1,232)	$631	$803
Sales and marketing	1,854	2,299	4,309	4,703
General and administrative	2,318	(13,882)	4,116	(11,250)
Product development	1,440	(5,333)	4,402	(1,072)
Total	$5,900	$(18,148)	$13,458	$(6,816)

Amortization of Purchased Intangibles and Finance Leases
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles and finance leases, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(In thousands)
Cost of revenue	$3,008	$4,578	$6,334	$9,139
Amortization of purchased intangibles	674	876	1,565	1,750
Total	$3,682	$5,454	$7,899	$10,889

Supplemental Second Quarter 2024 Presentation
LivePerson will post a presentation providing supplemental information for the second quarter 2024 on the investor relations section of the Company’s web site at www.ir.liveperson.com.

Earnings Teleconference Information
The Company will discuss its second quarter of 2024 financial results during a teleconference today, July 31, 2024, at 5:00 PM ET. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 1-877-407-0784, while international callers should dial 1-201-689-8560, and both should reference the conference ID “13747340.”
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at www.ir.liveperson.com.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call until August 14, 2024. To access the replay, please call 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (international). Please reference the conference ID “13747340.” A replay will also be available on the investor relations section of the Company’s web site at www.ir.liveperson.com.

About LivePerson, Inc.
LivePerson (NASDAQ: LPSN) is the enterprise leader in digital customer conversations. The world’s leading brands — including HSBC, Chipotle, and Virgin Media — use our award-winning Conversational Cloud platform to connect with millions of consumers. We power nearly a billion conversational interactions every month, providing a uniquely rich data set and AI-powered solutions to accelerate contact center transformation, supercharge agent productivity, and deliver more personalized customer experiences. Fast Company named us the #1 Most Innovative AI Company in the world. To talk with us or our AI, please visit liveperson.com.

Non-GAAP Financial Measures

Investors are cautioned that the following financial measures used in this press release and on our earnings call are “non-GAAP financial measures”: (i) adjusted EBITDA, or net income (loss) before provision for (benefit from) income taxes, interest expense (income), net, other income, net, gain on debt extinguishment, depreciation, amortization of purchased intangibles and finance leases, stock-based compensation expense, contingent earn-out adjustments, restructuring costs, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, loss (gain) on divestiture, acquisition and divestiture costs and other litigation, consulting and other employee costs; (ii) adjusted EBITDA margin, or net income (loss) before provision for (benefit from) income taxes, interest expense (income), net, other income, net, gain on debt extinguishment, depreciation, amortization of purchased intangibles and finance leases, stock-based compensation expense, contingent earn-out adjustments, restructuring costs, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, loss (gain) on divestiture, acquisition and divestiture costs and other litigation, consulting and other employee costs divided by revenue; (iii) adjusted operating income (loss), or income (loss) before provision for (benefit from) income taxes excluding interest expense (income), net, gain on debt extinguishment, other income, net, amortization of purchased intangibles and finance leases, stock-based compensation expense, contingent earn-out adjustments, restructuring costs, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, IT transformation costs, working capital adjustment related to the Kasamba divestiture, loss (gain) on divestiture, acquisition and divestiture costs, and other litigation, consulting and other employee costs and (iv) free cash flow, or net cash used in operating activities less purchases of property and equipment, including capitalized software.

Non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.
Forward-Looking Statements
Statements in this press release and on our earnings call regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, changes to our capital structure, our ability to execute on our transformation strategy, the effects of our cost-reduction efforts and the impact of our new hires, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. With respect to our financial guidance, we note that it is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: strain on our personnel resources and infrastructure from supporting our customer base; our ability to retain existing customers and cause them to purchase additional services and to attract new customers; our ability to retain key personnel, attract new personnel and to manage staff attrition; our ability to successfully integrate acquisitions; our ability to refinance our substantial indebtedness before it becomes due or to secure necessary additional financing on commercially reasonable terms, or at all; lengthy sales cycles; delays in our implementation cycles; payment-related risks; potential fluctuations in our quarterly revenue and operating results; limitations on the effectiveness of our controls; non-payment or late payment of amounts due to us from a significant number of customers; volatility in the capital markets; recognition of revenue from subscriptions; customer retention and engagement; our ability to develop and maintain successful relationships with partners, service partners, social media and other third-party consumer messaging platforms and endpoints; our ability to effectively operate on mobile devices; the highly competitive markets in which we operate; general economic conditions; failures or security breaches in our services, those of our third party service providers, or in the websites of our customers; regulation or possible misappropriation of personal information belonging to our customers’ Internet users; US and international laws and regulations regarding privacy data protection and AI and increased public scrutiny of privacy, security and AI issues that could result in increased government regulation and other legal obligations; ongoing litigation and legal matters; new regulatory or other legal requirements that could materially impact our business; governmental export controls and economic sanctions; industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; future regulation of the Internet or mobile devices; technology-related defects that could disrupt the LivePerson services; our ability to protect our intellectual property rights or potential infringement of the intellectual property rights of third parties; the use of AI in our product offerings or by our vendors; the presence of, and difficulty in correcting, errors, failures or “bugs” in our products; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; potential adverse impact due to foreign currency and cryptocurrency exchange rate fluctuations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks if and as we expand; risks related to our operations in Israel; potential failure to meeting service level commitments to certain customers; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technological or other defects that could disrupt or negatively impact our services; our ability to maintain our reputation; changes in accounting principles generally accepted in the United States; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; and risks related to our common stock being traded on more than one securities exchange; and other factors described in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 4, 2024 (as amended on April 29, 2024). This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the Company’s reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2024	2023	2024	2023
Revenue	$79,875	$97,522	$165,024	$205,183

Costs, expenses and other:
Cost of revenue	21,212	30,888	50,675	73,984
Sales and marketing	26,473	26,724	56,603	61,194
General and administrative	24,448	8,170	46,200	39,617
Product development	24,843	22,839	54,963	59,358
Impairment of goodwill	—	—	3,627	—
Impairment of intangibles and other assets	8,347	—	10,568	—
Restructuring costs	3,119	2,387	6,428	13,902
Loss (gain) on divestiture	558	—	558	(17,591)
Amortization of purchased intangible assets	674	876	1,565	1,750
Total costs, expenses and other	109,674	91,884	231,187	232,214

(Loss) income from operations	(29,799)	5,638	(66,163)	(27,031)

Other income, net:
Interest (expense) income, net	(837)	136	495	1,937
Gain on debt extinguishment	73,083	1,151	73,083	7,200
Other income, net	606	3,742	369	12,355
Total other income, net	72,852	5,029	73,947	21,492

Income (loss) before provision for (benefit from) income taxes	43,053	10,667	7,784	(5,539)

Provision for (benefit from) income taxes	1,258	(155)	1,620	1,059

Net income (loss)	$41,795	$10,822	$6,164	$(6,598)

Net income (loss) per share of common stock:
Basic	$0.47	$0.14	$0.07	$(0.09)
Diluted	$(0.33)	$0.12	$(0.70)	$(0.09)

Weighted-average shares used to compute net income (loss) per share:
Basic	88,708,514	76,902,416	88,396,816	76,341,729
Diluted	94,978,234	91,500,059	94,973,001	76,341,729

LivePerson, Inc.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
Unaudited

	Six Months Ended
	June 30,
	2024	2023
OPERATING ACTIVITIES:
Net income (loss)	$6,164	$(6,598)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Stock-based compensation expense	13,458	(6,816)
Depreciation	15,939	17,088
Reduction of operating lease right-of-use assets	3,886	1,211
Amortization of purchased intangible assets and finance leases	7,899	10,889
Amortization of debt issuance costs and debt discount	1,343	2,727
Impairment of goodwill	3,627	—
Impairment of intangibles and other assets	10,568	—
Change in fair value of contingent consideration	—	(5,304)
Gain on debt extinguishment	(73,083)	(7,200)
Allowance for credit losses	8,928	1,809
Loss (Gain) on divestiture	558	(17,591)
Deferred income taxes	199	722
Equity loss in joint venture	—	1,384
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	16,247	(20,537)
Prepaid expenses and other current assets	8,673	(9,126)
Contract acquisition costs	7	3,534
Other assets	47	75
Accounts payable	629	(19,757)
Accrued expenses and other current liabilities	(35,894)	16,737
Deferred revenue	(2,269)	15,652
Operating lease liabilities	(4,542)	(1,648)
Other liabilities	784	(7,800)
Net cash used in operating activities	(16,832)	(30,549)
INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized software	(16,457)	(16,997)
Purchases of intangible assets	(1,259)	(2,457)
Proceeds from divestiture	—	13,819
Net cash used in investing activities	(17,716)	(5,635)
FINANCING ACTIVITIES:
Principal payments for financing leases	(353)	(1,926)
Proceeds from issuance of common stock in connection with the exercise of options and ESPP	180	1,256
Proceeds from issuance of senior notes	50,000	—
Payment of debt issuance costs	(4,231)	—
Payments on repurchase of 2024 convertible senior notes	(72,492)	(149,702)
Payments on repurchase of 2026 convertible senior notes	(4,901)	—
Net cash used in financing activities	(31,797)	(150,372)
Effect of foreign exchange rate changes on cash and cash equivalents	(623)	789
Net decrease in cash, cash equivalents, and restricted cash	(66,968)	(185,767)
Cash, cash equivalents, and restricted cash - beginning of year	212,925	392,198
Plus: cash classified within current assets held for sale - beginning of year	—	10,011
Cash, cash equivalents, and restricted cash - end of period	$145,957	$216,442

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Reconciliation of Adjusted EBITDA:
GAAP net income (loss)	$41,795	$10,822	$6,164	$(6,598)
Add/(less):
Other litigation, consulting and other employee costs (1)	5,925	7,079	9,694	18,201
Depreciation	7,714	9,726	15,939	17,088
Amortization of purchased intangibles and finance leases	3,682	5,454	7,899	10,889
Restructuring costs (2)	3,119	2,387	6,428	13,902
Impairment of goodwill	—	—	3,627	—
Impairment of intangibles and other assets	8,347	—	10,568	—
Leadership transition costs	1,682	—	3,071	—
Working capital adjustment - Kasamba divestiture	—	—	1,776	—
Contingent earn-out adjustments	—	(2,691)	—	(982)
Acquisition and divestiture costs	878	706	920	2,909
Stock-based compensation expense	5,900	(18,148)	13,458	(6,816)
Provision for (benefit from) income taxes	1,258	(155)	1,620	1,059
IT transformation costs (3)	202	—	910	—
Interest expense (income), net	837	(136)	(495)	(1,937)
Loss (gain) on divestiture	558	—	558	(17,591)
Gain on debt extinguishment	(73,083)	(1,151)	(73,083)	(7,200)
Other income, net (4)	(606)	(3,742)	(369)	(12,355)
Adjusted EBITDA	$8,208	$10,151	$8,685	$10,569

Reconciliation of Adjusted Operating Income (Loss):
Income (loss) before provision for (benefit from) income taxes	$43,053	$10,667	$7,784	$(5,539)
Add/(less):
Other litigation, consulting and other employee costs (1)	5,925	7,079	9,694	18,201
Amortization of purchased intangibles and finance leases	3,682	5,454	7,899	10,889
Restructuring costs (2)	3,119	2,387	6,428	13,902
Impairment of goodwill	—	—	3,627	—
Impairment of intangibles and other assets	8,347	—	10,568	—
Leadership transition costs	1,682	—	3,071	—
Working capital adjustment - Kasamba divestiture	—	—	1,776	—
Contingent earn-out adjustments	—	(2,691)	—	(982)

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

Acquisition and divestiture costs	878	706	920	2,909
Stock-based compensation expense	5,900	(18,148)	13,458	(6,816)
IT transformation costs (3)	202	—	910	—
Interest expense (income), net	837	(136)	(495)	(1,937)
Loss (gain) on divestiture	558	—	558	(17,591)
Gain on debt extinguishment	(73,083)	(1,151)	(73,083)	(7,200)
Other income, net (4)	(606)	(3,742)	(369)	(12,355)
Adjusted operating income (loss)	$494	$425	$(7,254)	$(6,519)
——————————————
(1)Includes litigation costs of $5.5 million, consulting costs of $0.3 million, and $0.1 million accrued expenses and fees for the three months ended June 30, 2024. Includes litigation costs of $8.5 million, consulting costs of $1.0 million, and $0.2 million accrued expenses and fees for the six months ended June 30, 2024. Includes litigation costs of $5.8 million, accrued expenses and fees of $0.6 million, sales tax liability of $0.5 million, and consulting costs of $0.2 million for the three months ended June 30, 2023. Includes litigation costs of $15.3 million, accrued expenses and fees of $2.0 million, sales tax liability of $0.5 million, and consulting costs of $0.4 million for the six months ended June 30, 2023.
(2)Includes reversal of IT contract termination costs of $1.3 million and severance and other compensation related costs of $4.4 million for the three months ended June 30, 2024. Includes reversal of IT contract termination costs of $0.6 million and severance and other compensation related costs of $7.0 million for the six months ended June 30, 2024. Includes severance and other compensation related costs of $2.4 million and $13.9 million for the three months and six months ended June 30, 2023.
(3)Includes $0.2 million and $0.9 million IT infrastructure realignment costs related to consolidating and migrating data centers to the cloud for the three and six months ended June 30, 2024, respectively.
(4)Includes losses from our Equity Method Investment for the three months ended June 30, 2023. Includes $10.0 million of other income related to a litigation settlement and losses from our Equity Method Investment for the six months ended June 30, 2023.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Calculation of Free Cash Flow:
Net cash used in operating activities	$(17,931)	$(24,631)	$(16,832)	$(30,549)
Purchases of property and equipment, including capitalized software	(4,956)	(7,372)	(16,457)	(16,997)
Total free cash flow	$(22,887)	$(32,003)	$(33,289)	$(47,546)

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	June 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$145,957	$210,782
Restricted cash	—	2,143
Accounts receivable, net of allowance for credit losses	56,351	81,802
Prepaid expenses and other current assets	18,132	26,981
Total current assets	220,440	321,708
Operating lease right-of-use assets	260	4,135
Property and equipment, net	106,948	119,325
Contract acquisition costs, net	36,864	37,354
Intangible assets, net	52,956	61,625
Goodwill	280,726	285,631
Deferred tax assets	4,441	4,527
Other assets	1,133	1,208
Total assets	$703,768	$835,513

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,878	$13,555
Accrued expenses and other current liabilities	68,237	97,024
Deferred revenue	79,356	81,858
Convertible senior notes	—	72,393
Operating lease liabilities	268	2,719
Total current liabilities	161,739	267,549
Convertible senior notes, net of current portion	468,666	511,565
Operating lease liabilities, net of current portion	—	2,173
Deferred tax liabilities	3,075	2,930
Other liabilities	3,682	3,158
Total liabilities	637,162	787,375
Total stockholders’ equity	66,606	48,138
Total liabilities and stockholders’ equity	$703,768	$835,513

Investor Relations contact
ir-lp@liveperson.com